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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY



                                                       State or Jurisdiction of
Subsidiary                                             Incorporation
----------                                             ------------------------
----------                                             ------------------------

American Country Insurance Company                              Illinois

American Country Financial
         Services Corp.                                         Illinois

American Country Professional
         Services Corp.                                         Delaware

TM West Corp. (inactive;
         dissolved August 25, 1998)                             Delaware